SECOND AMENDMENT TO

RECEIVABLES LOAN AGREEMENT

THIS SECOND AMENDMENT TO RECEIVABLES LOAN AGREEMENT (this “Amendment”) is made effective as of September 27, 2010, by and between LIBERTY BANK, a Connecticut non-stock mutual savings bank (“Lender”) and BLUEGREEN CORPORATION, a Massachusetts corporation (“Borrower”).

BACKGROUND

A.        Borrower and Lender have previously entered into a Receivables Loan Agreement dated August 27, 2008, as amended by that certain First Amendment to Receivables Loan Agreement dated July 29, 2009 (the “Original Loan Agreement”).

B.        Borrower has requested and Lender has agreed to amend the terms of the Original Loan Agreement subject to the terms and conditions set forth in this Amendment. The Original Loan Agreement, as amended by this Amendment, and as it may be further amended, restated or supplemented from time to time is referred to herein as the “Loan Agreement”.

C.        All capitalized terms not defined in this Amendment shall have the meanings set forth in the Loan Agreement.

NOW, THEREFORE, intending to be legally bound hereby and for other good and valuable consideration, the parties agree as follows:

1.	Definitions.

1.1          Section 1.1 of the Original Loan Agreement shall be and is hereby amended so that the following definition reads, in its entirety, as follows:

“Receivables Loan Advance Period means the period of time commencing on the date of this Agreement and ending on November 26, 2010,subject to the extensions as provided in Section 2.12.”

1.2          The following definitions shall be hereby added to Section 1.1 of the Loan Agreement in their proper alphabetical order and when used in the Loan Agreement shall have the following meanings:

“WSJ Prime Rate means the rate of interest published in the Wall Street Journal (Eastern Edition) under the designation “Money Rates” and described as “Prime Rate” or “Base Rate on Corporate Loans at Large U.S. Money Center Commercial Banks.” If the rate so published is shown as a range of rates, Lender will use the highest rate in such range as the WSJ Prime Rate. If such rate is no longer published or available, Lender will choose a comparable substitute rate based upon a national index, selected by Lender in its reasonable discretion.”

“WSJ Prime Rate Adjustment Date means September 1, 2010 and the first calendar day of each month thereafter.”

“WSJ Prime Rate Determination Date means the last Business Day immediately preceding the applicable WSJ Prime Rate Adjustment Date.”

2.          Primary Interest Rate. Section 3.1(b) of the Loan Agreement shall be and is hereby amended and restated to read, in its entirety, as follows:

“(b)     On each WSJ Prime Rate Adjustment Date, the yearly rate at which interest shall be payable on the unpaid principal balance of the Receivables Loan shall be increased or decreased to a rate which is equal to 2.25% per annum in excess of the WSJ Prime Rate in effect on the WSJ Prime Rate Determination Date, provided that, in no event shall the interest rate on the Receivables Loan be less than 6.50% per annum.”

3.          Exceptions Re: Unit Ready for Use. Notwithstanding anything to the contrary contained in the Loan Agreement, including without limitation, Section 8.5 of the Loan Agreement, except for Units in connection with each of the Projects described on Schedule 8.5 attached hereto, Borrower represents and warrants to and covenants with Lender, with respect to each Unit included or to be included in each Project, and subject to renovations for improvements to Units from time to time, that at the time such Unit is included as one of the Projects and any Timeshare Interest in such Unit is encumbered by a Mortgage assigned to Lender (as applicable), the Unit is fully furnished and ready for use and all common furnishings (including appliances) within such Unit are owned by Borrower or its Affiliates or the applicable Association, have been or will be fully paid for, and are and will be free and clear of any liens or other interests of any third party including any lessor.

4.         Updated Schedules and Exhibits. The following Schedules and Exhibits to the Loan Agreement shall be amended as follows:

4.1          Taxes. Schedule 7.7 to the Loan Agreement shall be and is hereby amended and restated, in its entirety, by Schedule 7.7 annexed hereto.

4.2          Names, Addresses and States of Formation. Schedule 7.14 to the Loan Agreement shall be and is hereby amended and restated, in its entirety, by Schedule 7.14 annexed hereto.

4.3          Insurance. Schedule 13.3 to the Loan Agreement shall be and is hereby amended and restated, in its entirety, by Schedule 13.3 annexed hereto.

4.4          Form of Servicing Report. Exhibit J to the Loan Agreement shall be and is hereby amended and restated, in its entirety, by Exhibit J annexed hereto.

4.5          List of Title Companies. Exhibit K to the Loan Agreement shall be and is hereby amended and restated, in its entirety, by Exhibit K annexed hereto.

5.          New Loan. Borrower and Lender are in the process of negotiating a new receivables loan facility (the “New Loan”). Notwithstanding anything contained herein or elsewhere to the contrary, in the event that the New Loan does not close by November 26, 2010, except for the amendment to the definition of “Receivables Loan Advance Period” as set forth in Section 1.1 above, all of the terms and conditions of the Original Loan Agreement, including without limitation, the interest rate set forth in Section 3.1(b) of the Original Loan Agreement, shall be reinstated and shall immediately become effective as of such date without any further action on the part of Borrower or Lender.

6.       Further Agreements and Representations. Borrower hereby:

6.1          ratifies, confirms and acknowledges that the Loan Agreement, as amended hereby, and all other Loan Documents to which Borrower is a party continue to be valid, binding and in full force and effect as to Borrower as of the date of this Amendment, and enforceable as respects Borrower in accordance with their terms;

6.2          covenants and agrees to perform all of its obligations under the Loan Agreement, as amended hereby, and all other Loan Documents;

6.3          acknowledges and agrees that as of the date hereof, it does not have any defense, set-off, counterclaim or challenge against the payment of any sums owing to Lender or the enforcement of any of the terms of the Loan Agreement, as amended hereby, or any of the other Loan Documents;

6.4          ratifies, confirms and continues all liens, security interests, pledges, rights and remedies granted to Lender by Borrower in the Loan Documents;

6.5          represents and warrants that all representations and warranties of Borrower as contained in the Loan Agreement and the other Loan Documents are true, correct and complete as of the date of this Amendment.

6.6          represents and warrants that all schedules and exhibits attached to and made part of the Loan Agreement and the other Loan Documents are true, correct and complete as of the date of this Amendment; and

6.7          represents and warrants that no condition or event exists after taking into account the terms of this Amendment which would constitute a Default or an Event of Default.

7.          Other References. All references in the Loan Agreement and all the Loan Documents to the term “Loan Documents” shall mean the Loan Documents as defined therein, this Amendment and any and all other documents executed and delivered by Borrower pursuant to and in connection herewith.

8.          No Novation. Nothing contained herein and no actions taken pursuant to the terms hereof are intended to constitute a novation of any of the Loan Documents and shall not constitute a release, termination or waiver of any of the liens, security interests, rights or remedies granted to Lender in the Loan Agreement or the other Loan Documents.

9.          No Waiver. Nothing contained herein constitutes an agreement or obligation by Lender to grant any further amendments to any of the Loan Documents. Nothing contained herein constitutes a waiver or release by Lender of any rights or remedies available to Lender under the Loan Documents, at law or in equity.

10.          Inconsistencies. To the extent of any inconsistency between the terms and conditions of this Amendment and the terms and conditions of the Loan Documents, the terms and conditions of this Amendment shall prevail. All terms and conditions of the Loan Agreement and any other Loan Documents not inconsistent herewith shall remain in full force and effect.

11.          Binding Effect. This Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

12.          Governing Law. THIS AMENDMENT, THE LOAN DOCUMENTS AND ALL TRANSACTIONS CONTEMPLATED HEREUNDER, AND ALL THE RIGHTS OF THE PARTIES SHALL BE GOVERNED AS TO THE VALIDITY, INTERPRETATION, CONSTRUCTION, ENFORCEMENT AND IN ALL OTHER RESPECTS BY THE LAW OF THE STATE OF CONNECTICUT, THE PRIMARY PLACE OF BUSINESS OF LENDER, WITHOUT REGARD TO ITS RULES AND PRINCIPLES REGARDING CONFLICTS OF LAWS OR ANY RULE OR CANON OF CONSTRUCTION WHICH INTERPRETS AGREEMENTS AGAINST THE DRAFTSMAN.

13.          Waiver of Right to Trial by Jury. BORROWER AND LENDER WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER OR UNDER ANY OF THE DOCUMENTS COLLATERAL HERETO, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER OR LENDER WITH RESPECT HERETO OR TO ANY OF THE DOCUMENTS COLLATERAL HERETO, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER AND LENDER AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER AND LENDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERM OF THIS SECTION.

The waiver and stipulations of the Borrower and Lender in this Section shall survive the final payment or performance of all of the Obligations.

14.          Counterparts; Facsimile Signatures. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were on the same instrument. This Amendment shall become effective upon Lender’s receipt of one or more counterparts hereof signed by Borrower and Lender. Any signature on this Amendment delivered by Borrower by facsimile transmission shall be deemed to be an original signature thereto.

15.          Time of the Essence. Time is of the essence in the performance by Borrower of all its obligations hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

LIBERTY BANK

By:
Donald S. Peruta, Vice President

BLUEGREEN CORPORATION

By:
Anthony M. Puleo
Senior Vice President, CFO and
Treasurer

Acknowledged, accepted and consented to by:

TD BANK, N.A.

By:
Name/Title:	Dated: September ______, 2010

Acknowledged, accepted and consented to by:

HSBC

By:
Name/Title:	Dated: September ______, 2010

Schedule 7.7

Taxes

Tennessee Tax Audit

In 2005, the State of Tennessee Audit Division (the “Division”) audited certain subsidiaries within Bluegreen Resorts for the period from December 1, 2001 through December 31, 2004. On September 23, 2006, the Division issued a notice of assessment for approximately $652,000 of accommodations tax based on the use of Bluegreen Vacation Club accommodations by Bluegreen Vacation Club members who became members through the purchase of non-Tennessee property. Bluegreen believes the attempt to impose such a tax is contrary to Tennessee law, and has vigorously opposed, and intends to continue to vigorously oppose, such assessment by the Division. An informal conference was held in December 2007 to discuss this matter with representatives of the Division. No formal resolution of the issue was reached during the conference and no further action has to date been initiated by the State of Tennessee. While the timeshare industry has been successful in challenging the imposition of sales taxes on the use of accommodations by timeshare owners, there is no assurance that Bluegreen will be successful in contesting the current assessment.

Texas Comptroller of Public Accounts

Bluegreen Corporation and its subsidiaries, Franchise Tax Return audit, Tax Year ended December 31, 2008.

Schedule 7.14

Names, Addresses and States of Formation

Name:	Bluegreen Corporation (a Massachusetts corporation)

Address:	4960 Conference Way North, Suite 100
Boca Raton, Florida 33431

Additional names used during past five (5) years:

1)	North Carolina:	Bluegreen Corporation d/b/a Bluegreen Patten Corporation

2)	Louisiana:	Bluegreen Corporation of Massachusetts

3)	California:	BXG California, Inc.

And such other names and/or addresses as may be provided to the Lender from time to time.

Schedule 8.5

Exception Re: Unit Ready for Use

The following Projects are under renovation and are either closed or portions are closed and are not fully furnished and ready for use:

1.         Shore Crest Vacation Villas Horizontal Property Regime – closing for renovations beginning October 2010

2.      Casa Del Mar Beach Resort – closed for renovations

3.         Solara Surfside Condominium – closed for exterior renovations (scheduled to re-open in October 2010)

Schedule 13.3

Insurance

See insurance coverage, with respect to amount and scope, as set forth in the following:

1.

Such coverages as set forth in the Evidence of Commercial Property Insurance certificate (ACORD 28), dated July 20, 2009, with Bluegreen Corporation, 4960 Conference Way North, Suite 100, Boca Raton, Florida, 33431, as the Named Insured, and Liberty Bank, Its Successors and or Assigns, 291 Main St., Middleton, Connecticut, 06457, as Loss Payee (Certificate No: 570035545073), as such may be modified from time to time in accordance with applicable Legal Requirements and/or updated from time to time, as applicable.

2.

Such coverages as set forth in the Certificate of Liability Insurance (ACORD 25), dated July 20, 2009, with Bluegreen Corporation, 4960 Conference Way North, Boca Raton, Florida, 33431, as the Insured, and Liberty Bank, Its Successors and or Assigns, 291 Main Street, Middleton, Connecticut, 06457, as Certificate Holder, as such may be modified from time to time in accordance with applicable Legal Requirements and/or updated from time to time, as applicable.

EXHIBIT J

Form of Servicing Report

See attached.

EXHIBIT K

List of Title Companies

	Title Company	Jurisdiction(s) Covered
1.	Resort Title Agency, Inc.	Florida, Louisiana, Michigan, Missouri, New Jersey, Virginia, Wisconsin
2.	McGee & Oxford	Georgia
3.	First American Title of Madison County, LLC	Montana
4.	First American Title Insurance, National Timeshare Division	Alabama, Nevada
5.	Aldredge Law Firm	North Carolina, Rutherford County
6.	Investors Title Insurance Company	North Carolina, Craven County
7.	First American Title Company	Pennsylvania
8.	Surfside Title, Inc.	South Carolina, Horry County
9.	Colonial Coast Title Agency, Inc.	South Carolina, Charleston County
10.	Wilson & Bratt, P.A.	South Carolina, Beaufort County
11.	Tennessee Valley Title Insurance	Tennessee
12.	Louisa Title	Virginia
13.	Old Republic National Title Insurance Company	South Carolina, Hawaii